Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Alliant Energy Corporation and the effectiveness of Alliant Energy Corporation’s internal control over financial reporting dated February 26, 2010 appearing in the Annual Report on Form 10-K of Alliant Energy Corporation for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
August 13, 2010